EXHIBIT 99.1

ONESOURCE UNITY WITHIN DIVERSITY	15730 North 83rd Way Suite 104 Scottsdale, AZ 85260 800-279-0859 Toll Free 480-889-1177 Office 480-889-1166 Fax • 1sourcetech.com •

NEWS RELEASE	For Further Information Contact: Michael Hirschey, CEO 1-800-279-0859 mhirschey@1sourcetech.com
FOR IMMEDIATE RELEASE	Rudy R. Miller, Chairman The Miller Group Investor Relations for the Company 1-800-655-5540 OSRC@themillergroup.net

ONESOURCE TECHNOLOGIES REPORTS PROFITABLE
FIRST QUARTER 2005 RESULTS

Strategic merger boosts revenue increase of over 320%

SCOTTSDALE, ARIZONA, May 16, 2005 — OneSource Technologies, Inc. (OTCBB: OSRC), a premier-provider of equipment maintenance services to large, national customers in the financial services industry and a source for equipment sales and leasing, today reported profitable results and a significant increase in revenue for its first quarter ended March 31, 2005.

For the first quarter 2005, net income was $61,291 compared to first quarter 2004 when the company experienced a loss of $4,538. Revenue during the three-month period ended March 31, 2005, increased 323% to $3,277,587 from the prior year 2004 period when revenue was $774,408. The significant increase in revenue is the result of the strategic merger in November 2004 with First Financial Computer Services.

“We are very pleased with our positive results for the first quarter 2005 and our progress in completing the majority of our integration process with First Financial, which we anticipate will be completed within the second quarter,” said Michael L. Hirschey, chief executive officer of OneSource Technologies. “We saw a favorable shift in the composition of our revenue with a larger percentage derived from annual maintenance contracts versus equipment and supplies sales. In addition, revenue from sales of equipment and supplies more than doubled in the first quarter with opportunity for continued growth in this area as a result of our much expanded client base.

“We are exploring new opportunities for internal growth and growth from acquisitions that either open new markets or are complementary to our existing operations. We will actively pursue those targets that meet our market requirements, which includes the enhancement of shareholder value,” Hirschey concluded.

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ONESOURCE TECHNOLOGIES REPORTS PROFITABLE FIRST QUARTER 2005 RESULTS
Strategic merger boosts revenue increase of over 320%
May 16, 2005

About OneSource

OneSource is engaged in two closely related and complementary lines of technology industry services and products: i) equipment maintenance services; and ii) value added equipment supply sales. OneSource is credited as the creator of the unique Flat-Rate Blanket Maintenance System(TM), an innovative program that provides customers with a single-source for all general office, computer and peripheral and industry specific equipment technology maintenance, installation and supply products. The Company is also a single-source provider of equipment sales, leasing and maintenance services to large, national customers in the financial services industry. OneSource is the only company in the country that supports new and used transaction processing hardware from all the major manufacturers, e.g., Banctec-®, IBM®, NCR®, Unisys®, Fujitsu, Sheartech, CheckTech and a division dedicated to IBM® 3890 support.

        Visit our websites at: www.1sourcetech.com

Product and company names mentioned herein are for identification purposes and may be trademarked or registered trademarks of their respective companies.

Certain statements in this release may be “forward-looking statements,” which are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of YP Corp. and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect forward-looking statements and the Company’s business generally include but are not limited to (i) the Company’s anticipation that the integration process with First Financial will be completed within the second quarter of 2005; (ii) the Company’s expectation of continued growth in revenue from sales of equipment and supplies; (iii) projections of matters that affect revenue, operating expenses or net earnings; (iv) projections of capital expenditures; (v) projections of growth; (vi) hiring plans; (vii) plans for future operations; (viii) financing needs or plans; (ix) plans relating to the company’s products and services; and (x) assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

Some of the important factors that could cause the company’s actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: fluctuations in operating results, intense competition, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing customer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs, the risk factors and cautionary statements made in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission; and other factors that the Company is currently unable to identify or quantify, but may exist in the future.

Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements.

FINANCIAL TABLE FOLLOWS

ONESOURCE TECHNOLOGIES REPORTS PROFITABLE FIRST QUARTER 2005 RESULTS
Strategic merger boosts revenue increase of over 320%
May 16, 2005

ONESOURCE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF OPERATIONS

FINANCIAL HIGHLIGHTS (unaudited)

	THREE MONTHS ENDED MARCH 31,
	2005		2004
Revenue		$3,277,587		$774,408
Expenses		3,216,296		778,946

Income (loss) before
income taxes		61,291		(4,538)

Income tax		—		—

Net income (loss)		$61,291		$(4,538)

Net loss per common share:
Basic and Diluted	$	**	$	**

Weighted average number of common shares
outstanding

Basic and Diluted		51,253,830		38,937,112

** Less than $0.01 per share

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